Promissory Note

Date:

May 8, 2015

Borrower:

Hartman 400 North Belt, LLC, a Texas limited liability company, and its successors and assigns

Borrower's Mailing Address:

c/o Hartman Income REIT, Inc.

2909 Hillcroft, Ste. 420

Houston, Texas 77057

Lender:

Hartman XX Limited Partnership, a Texas limited partnership

Place for Payment:

2909 Hillcroft, Ste. 420

Houston, Harris County, Texas  77057

Principal Amount:

$10,150,000.00

Annual Interest Rate:

Six percent (6%)

Maturity Date:

On-demand

Origination and Administrative Fees, plus Interest:

Not to exceed $18,000.00.

Security for Payment:

Deed of Trust executed by Hartman 400 North Belt, LLC for the benefit of Lender, dated as May 8, 2015, as recorded in in the Official Public Records of Harris County.

Other Security for Payment:

None

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate.  This note is payable at the Place for Payment and according to the Terms of Payment.  All unpaid amounts are due by the Maturity Date.  After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due.  Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note.  These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts.  Borrower will pay Lender these expenses and interest on demand at the Place for Payment.  These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law.  Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded.  On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded.  This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

A default exists under this note if (1) (a) Borrower or (b) any other person liable on any part of this note (an “Other Obligated Party”) fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower or an Other Obligated Party; (4) a bankruptcy or insolvency proceeding is commenced by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Person; (5) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a  general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; and (6) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party.

[Signature Page Follows]

BORROWER:

Hartman 400 North Belt, LLC,

a Texas limited liability company

By:  ______________________________

Louis T. Fox, III

Chief Financial Officer